Exhibit 10.42

                             SUBSCRIPTION AGREEMENT


North Atlantic Trading Company, Inc.
257 Park Avenue South
New York, New York   10010


         THIS SUBSCRIPTION is made and entered into as of the 24th day of March, 1998, by and among NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation formerly named North Atlantic Trading Acquisition Company, Inc. (the "Company"), and David I. Brunson (the "Subscriber").

         WHEREAS, the Company is authorized to purchase 10,100 shares of Voting Common Stock (the "Share Repurchase"), par value $.01 per share (the "Voting Common Stock") from Maurice Langston; and

         WHEREAS, the Company is authorized to re-issue the shares purchased from Maurice Langston and sell such Shares pursuant to this Agreement; and

         WHEREAS, the Subscriber is purchasing the number of shares of Voting Common Stock indicated opposite his name on the signature page hereto;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                  1. Sale of Voting Common Stock. Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, the number of shares of Voting Common Stock set forth opposite his name on the signature page hereto, at a purchase price of $40.00 per share.


                  2. Subscriber Representations. In order to induce the Company to sell the Voting Common Stock to the Subscriber and to enter into this Agreement, the Subscriber makes the following representations and warranties, which shall be true, correct and complete in all material respects on the date hereof:

                  a. The Subscriber has obtained, to the extent he deems necessary, professional advice with respect to the risks inherent in the Purchase of the securities described in Section 1, as applicable, and the suitability of the securities to be purchased by the Subscriber pursuant to this Agreement in light of the Subscriber's financial condition and investment needs;

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                  b. The Subscriber, either alone or with the assistance of his own professional advisor, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks inherent in securities to be received by him pursuant to this Agreement, as applicable, and the Subscriber has the net worth to undertake such risk;

                  c. The Subscriber is aware of the Company's business affairs and has acquired sufficient additional information about the Company to reach an informed and knowledgeable decision regarding the merits and risks of investing in the securities to be received by him pursuant to this Agreement. The Subscriber has had ample opportunity to ask questions of the Company and its representatives and to seek independent investment, tax, and legal advice prior to investing in the securities to be received by him pursuant to this Agreement.

                  d. The Subscriber believes that the securities to be received by him pursuant to this Agreement are suitable for him based on his investment objectives and financial needs, and the subscriber has adequate means for providing his current financial needs and personal contingencies and has no need for liquidity of investment with respect to the securities to be received by him pursuant to this Agreement;

                  e. The Subscriber is in a financial position to hold the securities to be received by him pursuant to this Agreement, as applicable, for an indefinite period of time and he is able to bear the economic risk and withstand a complete loss of his investment in the securities to be received by him pursuant to this Agreement;

                  f. The Subscriber is not acquiring any securities to be received by him with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and

                  g. The Subscriber understands that the securities to be received by him pursuant to this Agreement will be issued by the Company without registration under the Securities Act and without qualification and/or registration under applicable state securities laws ("Blue Sky Laws") pursuant to exemptions from registration and/or qualification contained in the Securities Act and in the Blue Sky Laws. The Subscriber understands that the securities must be held indefinitely unless (A) subsequently registered and/or qualified under the Securities Act and under the Blue Sky Laws unless exemptions from the registration and/or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the securities by the Subscriber and (B) the proposed transfer is permitted under the terms of this Agreement.

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                  3. Stockholders' Agreement. The Subscriber hereby agrees that he shall (i) be bound by all of the provisions and conditions of the Exchange and Stockholders' Agreement, dated as of June 25, 1997, between the Company and each of the stockholders parties thereto, as such agreement may be amended from time to time (the "Stockholders' Agreement"), and (ii) become a Management Stockholder (as such term is defined in the Stockholders' Agreement) under the Stockholders' Agreement as if such Subscriber was an original signatory thereto.

                  4. Headings. The headings of sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof

                  5. Word Meanings. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

                  6. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

                  7. Entire Agreement. This Agreement, as effective on the date hereof, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior writings or agreements with respect to such subject matter.

                  8. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed according to and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction and venue of the state courts of New York County, New York and the United States District Court for the Southern District of New York, and agree that the Company or the Subscriber may, at their option, enforce their rights hereunder in such courts.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                   NORTH ATLANTIC TRADING COMPANY, INC.



                                   By: /s/ Thomas F. Helms, Jr.
                                       -----------------------------------------
                                        Name:    Thomas F. Helms, Jr.
                                        Title:   President


                                       /s/ David I. Brunson
                                       -----------------------------------------
                                        Name: David I. Brunson

                                        Number of Shares to be Purchased: 2,250

                                        Total Purchase Price: $90,000.00





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